Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 16, 2005 relating to the consolidated financial statements and financial statement schedule, which appears in Viewpoint Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 13, 2005

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